August 26, 2021

AMG Funds IV

263 Tresser Boulevard, Suite 949

Stamford, CT 06901

Re:    AMG Funds IV – AMG GW&K Small/Mid Cap Growth Fund

Ladies and Gentlemen:

We have acted as special Delaware counsel for AMG Funds IV, a Delaware statutory trust organized in series (the “Trust”), solely in connection with the matters set forth herein. This letter is being furnished to you at your request.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)

the Certificate of Trust of the Trust, filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on September 10, 1993, the Certificate of Amendment to Certificate of Trust of the Trust, filed with the Secretary of State on March 3, 1998, the Certificate of Amendment to Certificate of Trust of the Trust, filed with the Secretary of State on September 10, 2001, the Certificate of Correction to the Certificate of Amendment of the Certificate of Trust, filed with the Secretary of State on September 17, 2001, the Certificate of Amendment to Certificate of Trust of the Trust, filed with the Secretary of State on November 29, 2006, and the Certificate of Amendment to Certificate of Trust of the Trust, filed with the Secretary of State on September 28, 2016 (collectively, the “Certificate of Trust”);

(b)	a Certificate of Good Standing with respect to the Trust issued by the Secretary of State, dated as of a recent date;

(c)	the Trust Instrument of the Trust, dated September 8, 1993, as amended by Amendment No. 1 thereto, dated as of March 18, 2021 (as amended, the “Trust Instrument”);

(d)	the Amended and Restated Bylaws of the Trust, dated March 18, 2021 (the “Bylaws”);

(e)

the Post-Effective Amendment No. 197 to Registration Statement on Form N-1A filed by the Trust with the U.S. Securities and Exchange Commission (the “Commission”) on or about August 26, 2021 (as amended, the “Registration Statement”), including a prospectus (the “Prospectus”) with respect to the Class Z beneficial interests (the “Shares”) of the series of the Trust designated as AMG GW&K Small/Mid Cap Growth Fund (the “Fund”); and

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AMG Funds IV

August 26, 2021

(f)

the certificate of an officer of the Trust, together with all exhibits attached thereto, certifying as to, among other things: (i) resolutions adopted by the Board of Trustees of the Trust at meetings of the Board of Trustees held on June 24, 2010, September 17, 2010, February 15-17, 2012, December 20, 2012, June 23, 2016, March 17-18, 2021, and June 23, 2021 with respect to the Fund and the Shares (the “Resolutions”); (ii) the Trust Instrument, the Bylaws and the Certificate of Trust; and (iii) certain other matters set forth therein.

The Certificate of Trust, the Trust Instrument, the Bylaws, the Resolutions, the Registration Statement and the Prospectus are collectively referred to herein as the “Operative Documents”.

For purposes of this letter, we have not reviewed any documents or certificates of or applicable to the Trust other than the documents referenced in clauses (a) through (f) above, and we assume that there exists no provision of any other document that we have not reviewed that bears upon or is inconsistent with the opinions in this letter. We have not reviewed and express no opinion as to any other document that is referred to in, incorporated by reference into, or attached to any of the documents reviewed by us. The opinions in this letter relate solely to the documents specified in such opinions, and not to any exhibit, schedule, or other attachment to, or any other document referred to in or incorporated by reference into, any such documents. We have conducted no independent, factual investigation of our own, but rather have relied solely upon the documents reviewed by us, the statements and information set forth in such documents, certain statements of governmental authorities and others (including, without limitation, one or more certificates of the Secretary of State), and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all respects and none of which we have independently investigated or verified.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, (iii) the genuineness of all signatures, and (iv) that each such document is in full force and effect and has not been modified, supplemented or otherwise amended, except as referenced herein.

For purposes of this letter, we have assumed (i) that the Trust Instrument, the Bylaws and the Certificate of Trust are in full force and effect, will not be amended on or prior to the date of issuance of the Shares, and will remain in full force and effect when the Shares are issued by the Trust, (ii) that the Trust is, becomes, or will become prior to or within 180 days of the first issuance of beneficial interests in the Trust, a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. §80a-1 et seq.), (iii) the legal capacity of each natural person who is party to the documents examined

AMG Funds IV

August 26, 2021

by us, (iv) the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (v) that each of the parties to the documents examined by us (other than the Trust) has and had the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vii) that the issuance, offer and sale of the Shares from time to time and the final terms of and conditions of such issuance, offer and sale, including those relating to the price of the Shares to be offered, issued, and sold will be determined or otherwise established in accordance with the Operative Documents, (viii) the due submission of purchase orders to the Trust by the purchasers, (ix) the acceptance by the Trust of such purchase orders and the due issuance of the Shares to the purchasers in accordance with the Trust Instrument and the Bylaws, (x) the payment by each purchaser of the Shares of the full consideration due from it for the Shares subscribed to by such purchaser, and (xi) that the appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, the purchasers will be maintained in the appropriate registers and other books and records of the Trust.

We have not participated in the preparation of the Registration Statement and the Prospectus and assume no responsibility for their contents.

The opinions in this letter are limited to the law of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.	The Trust is authorized to issue an unlimited number of the Shares.

2.

The Shares to be issued by the Trust, when sold in accordance with the terms, conditions, requirements and procedures set forth in the Operative Documents, will be validly issued, fully paid and nonassessable beneficial interests in the Trust.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Opinion” in the Registration Statement. In giving such consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This letter and the opinions set forth herein may be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

AMG Funds IV

August 26, 2021

Very truly yours,

SMITH, KATZENSTEIN & JENKINS, LLP

By:	/s/ Roger D. Anderson
Name: Roger D. Anderson